Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Western Asset Diversified Income Fund of our report dated April 27, 2021, relating to the financial statement which appears in Pre-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File no. 333-240200) of Western Asset Diversified Income Fund. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Baltimore, Maryland

June 24, 2021